                                                                   Exhibit 99(5)

                                POWER OF ATTORNEY
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KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC. a Maryland corporation, which proposes to file with the Securities and Exchange Commission an Amendment to the Registration Statement on Form N-1A and further amendments thereto, as necessary, under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, hereby constitutes and appoints William C. Morris and Brian T. Zino, and each of them individually, her attorneys-in-fact and agent, with full power of substitution and resubstitution, for in her name and stead, in her capacity as such director, to sign and file such Amendment to the Registration Statement or further amendments thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform all acts and things requisite and necessary to be done on the premises.

Executed this 2nd day of July, 2003.

                                        /s/ Betsy S. Michel           (L.S.)
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                                            Betsy S. Michel